UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2015

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (441) 278-5004

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. Michael McGuire, the Chief Financial Officer of Endurance Specialty Holdings Ltd. (the “Company”), currently serves as Chairman of the Board of Directors of Blue Capital Reinsurance Holdings Ltd. (“BCRH”). The Company currently owns 33% of BCRH’s common shares.

In connection with his service as a director of BCRH, Mr. McGuire is entitled to an annual cash retainer of $50,000 and an annual grant of restricted share units with a grant-date fair value of approximately $25,000, which vests in equal installments over a three-year period. As Chairman of the Board of Directors of BCRH, Mr. McGuire is entitled to an additional annual cash retainer of $5,000. On December 23, 2015, Mr. McGuire entered into a written letter agreement instructing BCRH to assign to the Company his rights to any remuneration, including but not limited to cash, equity and equity-based awards, paid, payable or granted to him in his capacity as a director of BCRH for so long as he remains an employee of the Company or its affiliates. The letter agreement is attached to this report as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Letter dated December 23, 2015 by and among Michael McGuire, Endurance Specialty Holdings Ltd. and Blue Capital Reinsurance Holdings Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endurance Specialty Holdings Ltd.

December 23, 2015	By:	/s/ John V. Del Col
Date	Name:	John V. Del Col
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter dated December 23, 2015 by and among Michael McGuire, Endurance Specialty Holdings Ltd. and Blue Capital Reinsurance Holdings Ltd.